UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 24, 2008, AmeriCredit Corp. (“AmeriCredit” or the “Company”) entered into a letter agreement with Fairholme Funds, Inc. (“Fairholme”) under which Fairholme will be issued 15,122,670 shares (the “Shares”) of AmeriCredit common stock, par value $.01 per share (the “Common Stock”), in exchange (the “Exchange”) for a portion of AmeriCredit’s Senior Notes due 2015 (the “Notes”) currently held by Fairholme at a price of $840 per $1,000 principal amount of the Notes (the “Exchange Agreement”). The Notes to be exchanged for the Shares pursuant to the Exchange Agreement will be cancelled.

Under the Exchange Agreement, the aggregate principal amount of the Notes to be exchanged for the Shares will be determined based upon the lower of 120% of the ten-day average closing price of the Common Stock immediately prior to the closing of the Exchange, or $6.02. The Exchange Agreement also provides that Fairholme shall have certain pre-emptive rights regarding the proposed issuance by the Company of any Common Stock or securities exercisable or convertible into Common Stock or any other security with voting rights and Fairholme’s proportionate ownership of Common Stock, subject to certain exceptions. The Company has taken the requisite action to approve Fairholme’s acquisition of more than 20% of the outstanding Common Stock and to make inapplicable the provisions of the Texas Business Combination Law to the transactions contemplated by the Exchange Agreement and the Note Purchase Agreement, the standstill agreements and the registration rights agreements discussed below.

The closing will occur on the later of the next business day after the expiration of all waiting periods applicable to the exchange under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the expiration of the ten-day period following the mailing by the Company of a letter to its shareholders regarding the issuance of the Shares and its omission to seek shareholder approval of that issuance. At the closing, AmeriCredit, Fairholme and an affiliate of Fairholme will enter into standstill letter agreements, under which AmeriCredit will create an additional director position and name a Fairholme designee to fill that position. Also under the standstill agreements, Fairholme will refrain from taking certain actions prior to December 31, 2010 regarding business combinations or proxy solicitations, will not increase its percentage ownership of Common Stock together with any shares of Common Stock it is considered to beneficially own to more than 28.9%, except under certain conditions, and will grant a proxy to vote shares of Common Stock held by Fairholme to Clifton H. Morris, Jr., AmeriCredit’s chairman. Also at the closing of the Exchange Agreement, AmeriCredit and Fairholme will enter into a registration rights agreement which will obligate AmeriCredit to promptly file a shelf registration statement with the Securities and Exchange Commission providing for the resale of the shares of Common Stock held by Fairholme and its affiliates.

On November 24, 2008, AmeriCredit and two of its subsidiaries, AmeriCredit Financial Services, Inc. and AFS SenSub Corp., entered into a letter agreement with Fairholme under which Fairholme agreed to purchase approximately $123 million of asset-backed securities rated below triple A (the “Class B Notes” and the “Class C Notes”) in a securitization transaction (the “Note Purchase Agreement”). Under the Note Purchase Agreement, Fairholme agreed to purchase approximately $50.6 million of the Class B Notes and approximately $72.6 million of the Class C Notes issued by the AmeriCredit Automobile Receivables Trust 2008-2 (the “Trust”).

On November 26, 2008, AmeriCredit issued a Limited Guaranty to Wells Fargo Bank, National Association, as trust collateral agent under the indenture for the Trust for the benefit of the Class B Notes and the Class C Notes, as additional credit enhancement for the securitization transaction, in the aggregate amount not to exceed $50 million. Under the Limited Guaranty, AmeriCredit will guarantee the timely payment of interest on the Class B Notes and the Class C Notes, the payment of any outstanding principal balance on the Class B Notes and the Class C Notes on their final scheduled distribution date, and the Limited Guaranty may be drawn upon to ensure that certain over-collateralization requirements in the securitization are met.

On November 26, 2008, AmeriCredit and Fairholme entered into a registration rights agreement concerning the Class B Notes and the Class C Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to promptly file a shelf registration statement with the Securities and Exchange Commission providing for the resale of the Class B Notes and Class C Notes. The AmeriCredit Automobile Receivables Trust 2008-2 securitization transaction, including the sale of the Class B Notes and Class C Notes to Fairholme, was closed on November 26, 2008.

The descriptions of the terms of the Exchange Agreement, the Note Purchase Agreement, the Limited Guaranty, the standstill agreements and the Registration Rights Agreement are summaries and do not purport to be complete, and are qualified in their entirety by reference to a copy of the Exchange Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, a copy of the Note Purchase Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K, a copy of the Limited Guaranty, attached as Exhibit 10.3 to this Current Report on Form 8-K, and a copy of the Registration Rights Agreement related to the Class B Notes and Class C Notes, attached as Exhibit 10.4 to this Current Report on Form 8-K, and which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

On November 24, 2008, AmeriCredit agreed to sell Fairholme the Shares in exchange for a principal amount of Senior Notes described above. Fairholme was also granted certain pre-emptive rights and AmeriCredit agreed to provide registration rights for all of the Common Stock held by Fairholme and its affiliates. The Senior Notes exchanged for the Shares will be cancelled. See the discussion above in Item 1.01, which is incorporated by reference herein. Upon completion of the Exchange, it is expected that Fairholme and its affiliates will own between 24% and 28% of the outstanding Common Stock.

Prior to the transactions contemplated by the Exchange Agreement, Fairholme and its affiliates owned approximately 19.5% of the outstanding Common Stock and qualified as a “Related Party” under the rules of the New York Stock Exchange (the “NYSE”). Although the rules of the NYSE generally require shareholder approval prior to the issuance of common stock to a Related Party under certain circumstances, the Company will rely on an exception to the NYSE’s Shareholder Approval Policy that is available where the delay involved in securing shareholder approval would seriously jeopardize the financial viability of the enterprise. In accordance with the NYSE’s rule providing for this exception, the Audit Committee of the Company’s board of directors expressly approved the Company’s reliance on the exception, and the Company will mail a letter to its shareholders informing them to its omission to seek the shareholder approval that would otherwise be required under the policy of the NYSE not later than 10 days before the issuance of the Shares. The NYSE has confirmed the availability of the exception to the Company.

Item 8.01	Other Events

On November 24, 2008, the Company issued a press release regarding the Exchange Agreement and the Note Purchase Agreement and a press release regarding the pricing of the asset-backed securities by the Trust. These press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and 99.2, respectively, and are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Exchange Agreement, dated November 24, 2008, between AmeriCredit Corp. and Fairholme Funds, Inc.

10.2	Note Purchase Agreement, dated November 24, 2008, among AmeriCredit Corp., AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Fairholme Funds, Inc.

10.3	Limited Guaranty, dated November 26, 2008, between AmeriCredit Corp. and Wells Fargo Bank, National Association

10.4	Registration Rights Agreement, dated November 26, 2008, among AmeriCredit Corp., AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Fairholme Funds, Inc.

99.1	Press Release dated November 24, 2008, issued by AmeriCredit Corp. entitled “AmeriCredit Announces Agreement with Fairholme Funds, Inc.”

99.2	Press Release dated November 24, 2008, issued by AmeriCredit Corp. entitled “AmeriCredit Announces $500 Million Senior Subordinate Asset-Backed Transaction”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: November 26, 2008	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
10.1	Exchange Agreement, dated November 24, 2008, between AmeriCredit Corp. and Fairholme Funds, Inc.

10.2	Note Purchase Agreement, dated November 24, 2008, among AmeriCredit Corp., AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Fairholme Funds, Inc.

10.3	Limited Guaranty, dated November 26, 2008, between AmeriCredit Corp. and Wells Fargo Bank, National Association

10.4	Registration Rights Agreement, dated November 26, 2008, among AmeriCredit Corp., AmeriCredit Financial Services, Inc., AFS SenSub Corp. and Fairholme Funds, Inc.

99.1	Press Release dated November 24, 2008, issued by AmeriCredit Corp. entitled “AmeriCredit Announces Agreement with Fairholme Funds, Inc.”

99.2	Press Release dated November 24, 2008, issued by AmeriCredit Corp. entitled “AmeriCredit Announces $500 Million Senior Subordinate Asset-Backed Transaction”